SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

	Filed by the Registrant	[X]
	Filed by a Party other than the Registrant	[ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
X	Definitive Additional Materials
[ ]	Soliciting Material under Rule 14a-12

Fidelity Advisor Series VII
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
(4) Proposed maximum aggregate value of transaction:
(5) Total Fee Paid:
[ ]	Fee paid previously with preliminary materials.
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

IMPORTANT

SHAREHOLDER UPDATE

Fidelity Advisor Biotechnology Fund
Fidelity Advisor Consumer Industries Fund
Fidelity Advisor Cyclical Industries Fund
Fidelity Advisor Developing Communications fund
Fidelity Advisor Electronics Fund
Fidelity Advisor Financial Services Fund
Fidelity Advisor Health Care Fund
Fidelity Advisor Natural Resources Fund
Fidelity Advisor Real Estate Fund
Fidelity Advisor Technology Fund
Fidelity Advisor Telecommunications & Utilities Growth Fund
Funds of Fidelity Advisor Series VII

URGENT PROXY VOTING REQUEST

A few weeks ago we mailed you proxy information to enable you to vote on important proposals that affect the funds and your investment. This information describes each proposal and asks for your vote on these important issues.

Your vote is important, no matter how large or small your holdings may be.

We are writing to remind you that your participation is extremely important. The Special Meeting of Shareholders scheduled for September 20, 2006 cannot be held until we receive a majority of the votes. If you do not plan to cast your vote at the meeting on September 20, 2006, please indicate your vote on the enclosed proxy card(s). Shareholders who hold more than one account in a fund will receive a separate card for each account and should vote each card.

Voting is quick and easy. Please vote now using one of these options:

1. Vote By Touch-Tone Phone 1-888-221-0697
Please call the toll-free number printed on your proxy card(s) and follow the recorded instructions. The service is available 7 days a week, 24 hours a day.

2. Vote by Internet
Please visit www.proxyweb.com/proxy and follow the online instructions.

3. Vote by Mail
Please mail your signed proxy card(s) in the postage-paid envelope.

PLEASE VOTE YOUR PROXY NOW

Please note, D.F. King & Co., Inc. may be utilized to solicit shareholder votes by telephone on behalf of the funds and classes. The funds may also arrange to have votes recorded by telephone. In the event that you receive a telephone call from a D.F. King & Co., Inc. representative, you may be asked to verify the last 4 digits of your Social Security Number or Tax Identification Number for identification verification.

If you have already voted, thank you for your response. If you have any further questions or would like to receive another copy of the proxy statement, please call Fidelity at 1-877-208-0098. We appreciate your immediate attention. Thank you.

Sign up for electronic delivery and reduce the amount of paper being sent to you!

We are pleased to offer you the convenience of viewing proxy statements online. With your consent, we will stop sending paper copies of these proxy materials until you notify us otherwise.

To participate, follow these easy steps:

  Log-on to the Internet at www.proxyweb.com/proxy
  Enter the Control Number from your proxy card
  Vote your shares
  Click "Register for Electronic Delivery"
  Follow enrollment instructions.

Note: Electronic proxy materials may not be available for all of your securities and accounts.

Buckslip to be sent to a shareholder that has consented to receive proxy solicitations electronically but in attempting to deliver an email failure occurred:

We were unable to notify you electronically of the availability of important Proxy Materials for a Fidelity fund maintained in your account. We attempted to send the notice to your e-mail address, as reflected on our records. That e-mail address appears to be invalid.

To correct your e-mail address, please visit http://www.investordelivery.com/proxy and follow the on-line instructions. To do this, you will need your Enrollment Number and PIN.

If you do not remember your Enrollment Number or PIN, please visit http://www.proxyweb.com/proxy and follow the on-line instructions for enrolling for electronic delivery of Proxy Materials. To do this, you will need your Control Number from the enclosed proxy card.

Because we were unable to send the notice to you electronically, we are sending this notice and the related Proxy Materials (enclosed) to you in paper form. You will continue to receive Proxy Materials in paper form until you provide us with a valid e-mail address by one of the methods described above. You will start receiving electronic Proxy Materials again once you have provided us with a valid e-mail address.

Please read the enclosed Proxy Materials and vote your shares promptly. Your vote is extremely important, no matter how large or small your holdings may be.